SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2002

Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

Arrow Stock Holding Corporation
(Former name or former address, if changed since last report)

Items 1 and 2. Changes in Control of the Registrant and Acquisition or Disposition of Assets.

     On September 9, 2002, the merger of Ameritrade Online Holdings Corp. (“AOH”) (formerly Ameritrade Holding Corporation), a Delaware corporation, and Datek Online Holdings Corp. (“Datek”), a Delaware corporation, was completed. The merger was accomplished through corporate reorganizations whereby AOH became a wholly owned subsidiary of Ameritrade Holding Corporation (formerly Arrow Stock Holding Corporation), a Delaware corporation (the “Registrant”), then Datek was acquired and became a wholly owned subsidiary of the Registrant. The merger was effected pursuant to a Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 26, 2002, by and between Datek, AOH, the Registrant, Arrow Merger Corp. and Dart Merger Corp. The Merger Agreement is included as Exhibit 2.1 to this Form 8-K. The Registrant is a successor issuer to AOH pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Registrant’s common stock is deemed registered under Section 12(g) of the Exchange Act; however, on September 5, 2002, the Registrant filed a Registration Statement on Form 8-A under the Exchange Act.

     Pursuant to the terms of the Merger Agreement, each share of common stock of AOH was automatically converted into one share of common stock of the Registrant, and the stockholders of Datek in the aggregate received 216,341,375 shares of common stock of the Registrant and approximately $235 million in cash of Datek. The common stock issued by the Registrant was registered under the Securities Act of 1933 pursuant to a registration statement on Form S-4 (File No. 333-88632) declared effective by the Securities and Exchange Commission on August 5, 2002.

     The merger will be accounted for using the purchase method of accounting. Under Statement of Financial Accounting Standards No. 141, Business Combinations, one of the existing combining entities is determined to be the acquiring entity on the basis of the evidence available. AOH will be treated as the acquiring entity based on the following facts: (1) the holders of AOH common stock received a slightly larger portion of the voting rights of the Registrant because of payments in lieu of fractional shares to Datek stockholders, (2) AOH’s Chairman, J. Joe Ricketts, members of his family and related trusts (the “Ricketts holders”), who in the aggregate held a majority voting interest in AOH, now in the aggregate hold the largest voting interest in the Registrant, (3) the senior management of the Registrant consists primarily of the senior management of AOH, including AOH’s Chairman, Chief Executive Officer and Chief Financial Officer, who now serve in the same positions for the Registrant.

     Prior to the merger, the Ricketts holders collectively owned approximately 51.0% of the AOH common stock. As a result of the merger, the Ricketts holders now collectively own approximately 25.5% of the Registrant’s common stock and therefore do not hold a majority of the Registrant’s common stock. Investment funds affiliated with Bain Capital, Silver Lake Partners and TA Associates (the “Datek holders”) collectively own approximately 29.4% of the Registrant’s common stock. Therefore, the Ricketts holders and the Datek holders collectively own a majority of the Registrant’s common stock. The Ricketts holders, the Datek holders and the Registrant have entered into a Stockholders Agreement, dated April 6, 2002. The Stockholders Agreement is included as Exhibit 10.1 to this Form 8-K. Pursuant to the Stockholders Agreement, among other things:

•	the Ricketts holders and the Datek holders have agreed to vote their shares of the Registrant’s common stock in favor of a board of directors of the Registrant consisting of nine members, of which three are designated by the Ricketts holders, three are designated by the Datek holders, and three are independent directors designated by the Ricketts holders and the Datek holders, subject to limitations, until after the Registrant’s annual stockholders meeting in 2006;

•	if a Ricketts holder or Datek holder sells shares in some negotiated transactions, the other Ricketts holders and Datek holders are entitled to participate in the same transaction by selling a pro rata amount of their shares; and

•	the Ricketts holders and the Datek holders have agreed to vote their shares in favor of specified merger and sale of the company transactions that are approved by the requisite directors and against specified merger and sale of the company transactions that are not approved by the requisite directors for a specified period of time.

Item 5. Other Events

On September 9, 2002, the Registrant issued a news release announcing: (1) it expects to report earnings per share from operations of approximately $0.04 per share for the fourth fiscal quarter ending September 27, 2002, (2) a decision to sell its TradeCast subsidiaries and record a non-cash, pre-tax charge of approximately $65 million, or $0.23 per share, during the fourth quarter, resulting in a net loss per share of approximately $0.19 for the fourth quarter, (3) a program authorized by the Board of Directors under which it may repurchase up to 40 million shares of its common stock from time to time over a two year period, (4) the recent purchases by two executive officers and a former Director of a combined total of 919,365 shares of its common stock, (5) an update to the “Outlook Statement” section of its Web site located at www.amtd.com. A copy of the news release is included as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     The historical consolidated financial statements of Datek, including Datek’s audited consolidated statements of financial condition as of December 31, 2001 and 2000, audited consolidated statements of income, cash flows and changes in stockholders’ equity for each of the years ended December 31, 2001, 2000 and 1999, unaudited condensed consolidated statement of financial condition as of March 31, 2002 and unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 2002 and 2001, were previously filed with the Registrant’s Registration Statement on Form S-4 (File No. 333-88632).

(b)  Pro Forma Financial Information

     The pro forma financial information required by this item will be filed by amendment no later than 60 days after the date that this initial report on Form 8-K was required to be filed.

(c)  Exhibits

2.1	Second Amended and Restated Agreement and Plan of Merger, dated as of July 26, 2002, by and between Datek Online Holdings Corp., Ameritrade Holding Corporation, Arrow Stock Holding Corporation, Arrow Merger Corp. and Dart Merger Corp. (incorporated by reference to Exhibit 2.1 of the Registrant’s Registration Statement on Form S-4, File No. 333-88632, filed on August 5, 2002)

10.1	Stockholders Agreement, dated April 6, 2002, by and among Arrow Stock Holding Corporation, the principal stockholders of Datek Online Holdings Corp. named therein and the principal stockholders of Ameritrade Holding Corporation named therein (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-4, File No. 333-88632, filed on May 17, 2002)

99.1	News Release issued by the Registrant on September 9, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 16, 2002	AMERITRADE HOLDING CORPORATION

		By:	/s/ John R. MacDonald
John R. MacDonald
Executive Vice President,
Chief Financial Officer and Treasurer

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